Exhibit 10.2

Transition and Separation Agreement

This Transition and Separation Agreement (this “Agreement”) is effective as of the Effective Date (as defined below) by Brian Moore (“Executive”) in favor of Superior Energy Services, Inc. (the “Company”). Capitalized terms not defined in this Agreement are as defined in the Employment Agreement between Executive and the Company dated March 28, 2022 (the “Employment Agreement”). Executive gives this Agreement in consideration of the Company’s promises and covenants as recited in this Agreement. Executive agrees as follows:

1. Termination Date. Executive’s employment with the Company will terminate as of September 1, 2024, or earlier as provided herein. The final date of Executive’s employment with the Company, whether on September 1, 2024 or as otherwise provided herein, shall be the Termination Date. Effective as of the Termination Date, Executive shall be deemed to have resigned pursuant to Section 5(b)(ii) of the Employment Agreement and not hold himself out as, an employee, executive, director, officer, agent, member, or representative of the Company or any of its Affiliates and shall effectuate any documentation the Company requests to effectuate the foregoing. “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. The Company and Executive acknowledge and agree that the Company hereby waives the notice of termination requirement discussed in Section 5(c) of the Employment Agreement. The Company has paid or will pay Executive the Accrued Amounts (as defined in the Employment Agreement) in accordance with the Employment Agreement.

2. Consideration.

(a) Subject to Executive’s execution of this Agreement, and compliance with this Agreement and with the Surviving Provisions (as defined below), the Company will continue to employ Executive through the Termination Date, and will continue (i) paying Executive at the rate of Executive’s current base salary (i.e., the rate of $750,000 per annum) (minus applicable deductions and withholdings), and (ii) providing Executive with Executive’s current level of medical, dental, and vision benefits through the Termination Date. The period from August 19, 2024 (the “Transition Date”) through the Termination Date shall constitute the “Transition Period.” As of the Transition Date, Executive will resign from his role as Chief Executive Officer of the Company, Chairman of the Board (as defined herein), and all officerships and directorships Executive holds with the Company or any of its Affiliates, and Executive shall promptly execute any documents necessary or desirable to effectuate such resignations (but, for the avoidance of doubt, Executive shall be deemed to have resigned such offices and directorships upon the Transition Date, regardless of when or whether Executive executes any such documentation). As of the Transition Date, Executive will transition into an advisor role with the Company. Executive understands that during the Transition Period, Executive shall remain an employee of the Company, but will not have access to the Company’s offices (unless otherwise so advised by the Company), and shall not perform any work or services for the Company, or conduct any business on behalf of the Company or any of its Affiliates, except, in each case, as directed by an authorized representative of the Company in writing. Notwithstanding any other provision in this Agreement, the Company shall be entitled to terminate Executive prior to September 1, 2024, with or without notice, for Cause (as defined in the Employment Agreement).

(b) Subject to Executive’s execution of this Agreement, execution and non-revocation of the Post-Employment Release attached hereto as Exhibit A following the Termination Date (in accordance with the terms of Exhibit A), and compliance with this Agreement, the Post-Employment Release, and the Surviving Provisions, the Company will provide Executive with the following additional consideration:

(i) The Company will pay Executive an amount equal to $1,687,500, less applicable withholdings and deduction, which is equal to the portion of the Retention Bonus (as defined in the Retention Bonus Agreement by and between the Company and Executive, dated December 15, 2023 (the “Retention Bonus Agreement”)) that Executive was scheduled to receive on September 15, 2024, which will be paid in a lump sum payment within sixty (60) days of the Termination Date;

(ii) The Company will pay Executive an amount equal to $527,152, less applicable withholdings and deductions, which will be paid in a lump sum payment within sixty (60) days of the Termination Date;

(iii) As of the Post-Employment Release Effective Date (as defined in the Post-Employment Release attached hereto as Exhibit A), all restrictions will lapse with respect to the 15,000 outstanding unvested Restricted Stock Units (as defined in the Company’s 2021 Management Incentive Plan, as amended from time to time (the “Plan”)) granted pursuant to that certain Restricted Stock Unit Award Agreement by and between the Company and Executive, dated March 28, 2022 (the “RSU Agreement”) and such Restricted Stock Units shall vest, and the Restricted Stock Units will otherwise continue to be governed by the RSU Agreement and the Plan; and

3. Supplemental Executive Retirement Plan. The Company will pay Executive the Executive’s account balance under the Company’s Supplemental Executive Retirement Plan, as amended from time to time (the “SERP”), subject to and in accordance with the terms and conditions the SERP and any participation agreement thereunder, if appliable.

4. Release of the Company. In exchange for the consideration provided to Executive pursuant to this Agreement, which Executive acknowledges is fair and sufficient consideration, Executive, individually and on behalf of Executive’s successors, assigns, attorneys, and all those entitled to assert Executive’s rights, now and forever hereby releases and discharges the Company and its respective officers, directors, stockholders, trustees, employees, agents, fiduciaries, parent corporations, subsidiaries, Affiliates, estates, successors, assigns, and attorneys (the “Released Parties”), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney’s fees and costs, or liabilities whatsoever (collectively, “Claims”), in law or in equity, which Executive ever had or now has against the Released Parties, including, without limitation, any Claims arising by reason of or in any way connected with any employment relationship which existed between the Company or any of its Affiliates and Executive. It is understood and agreed that this Agreement is intended to cover all Claims, whether known or unknown, of any nature whatsoever, including those which may be traced either directly or indirectly to the aforesaid employment relationship, or the termination of that relationship, that Executive has, had, or purports to have, from the beginning of time to the date of this Agreement, and including but not limited to Claims for employment discrimination under federal or state law; Claims arising under Title VII of the Civil Rights Act, 42 U.S.C. § 2000(e), et seq., the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq.; or the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; Claims for statutory or common law wrongful discharge; Claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; Claims under any contracts, agreements, or understandings Executive may have with any of the Released Parties, written or oral; Claims for attorney’s fees, expenses, and costs; Claims for defamation; Claims for emotional distress; Claims for wages or vacation pay; Claims for benefits or that in any way relate to the design or administration of any employee benefit program, including any Claims arising under the Employee Retirement Income Security Act, 29 U.S.C. § 1001, et seq.; or Claims under any other applicable federal, state, or local laws or legal concepts.

5. Release of Unknown Claims. Executive understands and agrees that this Agreement is a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, Claims, or damages which have arisen or may have arisen from any matters, acts, omissions, or dealings released in this Agreement. Executive fully understands that if any fact with respect to any matter covered in this Agreement is found hereinafter to be other than or different from the facts believed by Executive to be true at the time of the execution of this Agreement, Executive expressly accepts and assumes that this Agreement shall be and remain effective, notwithstanding such difference in facts.

6. Limited Exceptions to Release. The only exceptions to the release of Claims in this Agreement are with respect to (a) severance payments and benefits as set forth in Section 2 hereof; (b) such Claims as may arise after the date this Agreement is executed; (c) any indemnification obligations to Executive under the Company’s bylaws, certificate of incorporation, Texas law, or otherwise, or any defense and/or indemnification obligations to Executive pursuant to the directors’ and officers’ liability insurance maintained by the Company; (d) Executive’s vested rights under the terms of employee benefit plans sponsored by the Company or its Affiliates; (e) applicable workers’ compensation benefits for occupational injuries or illnesses; and (f) any Claims which the controlling law clearly states may not be released by private agreement.

7. Covenant Not to Sue. Except as otherwise provided in Section 6 of this Agreement, Executive agrees and covenants not to file any lawsuit, arbitration, or grievance in any local, state, or federal court or any other court or tribunal for any Claims released by this Agreement. For the avoidance of doubt, nothing in this Agreement, any other agreement between Executive and the Company, or any Company policy shall prevent Executive from filing a charge, reporting possible violations or participating in any investigation with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), or other governmental agency or self-regulatory organization, including making any other disclosures that are protected under whistleblower or other provisions of any applicable federal or state law or regulations. Executive is, however, waiving Executive’s right to file a court action or to seek or accept individual remedies or damages (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ or experts’ fees, costs, and/or disbursements) directly from any of the Released Parties in connection with any action filed by Executive or on Executive’s behalf by any such federal, state, or local administrative agency or any other person or entity.

8. Non-Admission. The benefits provided under this Agreement are not to be construed as an admission of any liability whatsoever on the part of the Company or any of the other Released Parties, by whom liability is expressly denied.

9. Surviving Provisions. Executive and the Company acknowledge and agree that the following sections of the Employment Agreement, RSU Agreement, the Plan, and the SERP shall remain in full force and effect following the Termination Date in accordance with their terms: (i) Section 6(d) and Sections 7 through 17 (inclusive) of the Employment Agreement; (ii) Section 2 and Sections 5 through 20 (inclusive) of the RSU Agreement; (iii) all of the provisions of the Plan; and

(iv) all of the provisions of the SERP (collectively, all of the foregoing, the “Surviving Provisions”). Notwithstanding the above, for purposes of Section 7 of the Employment Agreement and any other applicable restrictive covenant provisions, “Company’s Business” (or any other defined term describing the Company’s business) shall be limited to the Company’s current business as of the Termination Date (including but not limited to: Workstrings, Stabil Drill, Superior Completions Services, Wild Well Control, ISS (International Snubbing Services), HB Rentals, and IPS (International Production Services in Argentina, Colombia and Kuwait), or any lines of business any of the foregoing are involved in as of the Termination Date. Any disputes arising under this Agreement, under the Post-Employment Release, under the Surviving Provisions, or otherwise arising between Executive, on the one hand, and any of the Released Parties, on the other hand, shall be resolved in accordance with the dispute resolution terms provided in Sections 7(f), 7(g), and 9 of the Employment Agreement; provided that nothing in this Agreement, the Post-Employment Release, in the Surviving Provisions, or any other agreement or Company policy shall require arbitration of a claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement. Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement, the Post-Employment Release, the Surviving Provisions, or any other agreement between Executive and the Company, or any Company policy shall be read to prevent Executive from, or expose Executive to criminal or civil liability under federal or state trade secret law for, (a) discussing or disclosing information regarding employee compensation or Executive’s general job duties with the Company, (b) discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, retaliation, or any other conduct that Executive has reason to believe is unlawful, (c) sharing information about this Agreement or the Post-Employment Release with Executive’s spouse, attorney, accountant, or financial or other advisor, so long as Executive ensures that such parties maintain the strict confidentiality of this Agreement or the Post-Employment Release, (d) apprising any future employer or other person or entity to which Executive provides services of Executive’s continuing obligations to the Company under this Agreement, (e) revealing any information (except information protected by any of the Released Parties’ attorney-client privilege or the work product doctrine) to an attorney, law enforcement, or appropriate governmental officials, agencies, or regulators, for the purpose of reporting or investigating a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company, (f) providing non-privileged information in response to any other lawful subpoena or legal process, or (g) disclosing trade secrets in a complaint or other document filed in a lawsuit or other proceeding, provided the filing is made under seal and otherwise protected from disclosure except pursuant to court order.

In further consideration of Executive’s agreement to the terms of this Agreement, and his reaffirmation of obligations pursuant to Section 7(e) of the Employment Agreement, the Company agrees that it will direct the Board of Directors of the Company (the “Board”) and the Company’s officers not to, except as required by law or in accordance with carrying out such Board members’ and/or officers’ fiduciary duties or legal obligations to the Company, make or publish, or aid, assist, or direct any other person or entity in making or publishing, whether in written, oral, digital, or any other form (x) any false or malicious statements, postings, or other communications about Executive, or (y) any statements, postings, or other communications that defame or disparage Executive in his personal or professional capacity.

10. Representations. By signing below, Executive represents and warrants that Executive is not aware of any violation of law or regulation by the Company or any of its Affiliates, or any prior employer, and has not engaged in any conduct (or aided or assisted any other person or entity to engage in any conduct or cover-up of such conduct), whether within the scope of such Executive’s employment at the Company or any of its Affiliates, any previous employer, or otherwise, that could cause any material damage to the Company’s reputation, business, or employees, including, but not limited to, any conduct constituting sexual misconduct, sexual harassment, harassment, or discrimination. Executive acknowledges and agrees that he has been, and hereby is, advised by the Company to consult with an attorney prior to executing this Agreement; that Executive has carefully read this Agreement; that Executive fully understands the terms, conditions, and significance of this Agreement and its final and binding effect; that no other promises or representations were made to Executive other than those set forth in this Agreement; that Executive is fully competent to manage Executive’s business affairs and understands that Executive may be waiving legal rights by signing this Agreement; that Executive has executed this Agreement voluntarily, knowingly, and with an intent to be bound by this Agreement; and that Executive has full power and authority to release Executive’s Claims as set forth herein and has not assigned any such Claims to any other individual or entity. Executive further acknowledges and agrees that the Company has offered Executive the opportunity, before executing this Agreement, to consider this Agreement for a period of ten (10) calendar days; and that the consideration Executive receives for this Agreement is in addition to amounts to which Executive was already entitled. Executive further acknowledges and agrees that Executive shall not ever attempt to challenge the terms of this Agreement, attempt to obtain an order declaring this Agreement to be null and void, or institute litigation against the Company or any other Released Party based upon a Claim that is covered by the terms of the release contained herein, without first repaying all monies paid to him under this Agreement. Furthermore, if Executive does not prevail in an action to challenge this Agreement, to obtain an order declaring this Agreement to be null and void, or in any action against the Company or any other Released Party based upon a Claim that is covered by the release set forth herein, Executive shall pay to the Company and/or the appropriate Released Party all of their costs and attorneys’ fees incurred in their defense of Executive’s action.

11. Acknowledgement. Executive has carefully read this Agreement and is signing it voluntarily. In order to be eligible for benefits under this Agreement, Executive must sign this Agreement and return it to the Company’s General Counsel no later than 5:30 p.m. Central Standard Time on the tenth (10th) day following the date that Executive received this Agreement. Executive acknowledges that Executive has had at least ten (10) days from receipt of this Agreement to review it prior to signing or that, if Executive is signing this Agreement prior to the expiration of such ten (10)-day period, Executive is waiving his right to review this Agreement for such full ten (10)-day period prior to signing it. This Agreement shall become fully binding, effective, and enforceable on the day that Executive executes it. The date upon which this Agreement becomes binding and enforceable is the “Effective Date.”

12. Governing Law and Severability. This Agreement and the Post-Employment Release and the rights and obligations of the parties hereto and thereto shall be governed and construed in accordance with the laws of the State of Texas. If any provision hereof or thereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this Agreement or the Post-Employment Release, as applicable, and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof or thereof, the remaining provisions hereof or thereof shall remain in full force and effect, and the court or tribunal construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

13. Complete Agreement. This Agreement, along with the Post-Employment Release and the Surviving Provisions, set forth the entire understanding and agreement between Executive and the Company concerning the subject matter of this Agreement and supersede and invalidate any previous agreements or contracts. No representations, inducements, promises, or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

14. Cooperation. For a reasonable time following the Termination Date, Executive agrees to reasonably cooperate with the Company, without any compensation other than that set forth in this Agreement, in connection with (a) transition of Executive’s job duties, and/or (b) information Executive may have relating to events, occurrences, or omissions that may have occurred (or failed to have occurred) while Executive was employed by the Company. The Company shall try to schedule Executive’s cooperation pursuant to this Section 14 so as not to unduly interfere with Executive’s other personal or professional pursuits, and in the event travel is required in connection with same, the Company will pay Executive for costs and expenses associated with same.

The Company will reasonably cooperate with Executive in connection with the transfer of Executive’s personal information and data from Company equipment and devices to Executive’s personal devices and/or external storage for his personal use, so long as Executive continues to comply with the restrictions set forth in Section 7 of the Employment Agreement.

15. Section 409A. This Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein either shall either be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and any rules and regulations promulgated thereunder (collectively, “Section 409A”), or shall comply with the requirements of Section 409A. Each payment made under or pursuant to this Agreement will be treated as a separate payment for purposes of Section 409A and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. To the extent that any reimbursements pursuant to this Agreement or otherwise are taxable to Executive, any reimbursement payment due to Executive shall be paid to Executive on or before the last day of Executive’s taxable year following the taxable year in which the related expense was incurred; provided, that, Executive has provided the Company written documentation of such expenses in a timely fashion and such expenses otherwise satisfy the Company’s expense reimbursement policies. Reimbursements pursuant to this Agreement or otherwise are not subject to liquidation or exchange for another benefit and the amount of such reimbursements that Executive receives in one taxable year shall not affect the amount of such reimbursements that Executive receives in any other taxable year. Notwithstanding any of the foregoing to the contrary, the Company and its affiliates and its and their respective officers, directors, managers, employees, or agents make no guarantee that the terms of this Agreement as written comply with, or are exempt from, the provisions of Section 409A, and none of the foregoing shall have any liability for the failure of the terms of this Agreement as written to comply with, or be exempt from, the provisions of Section 409A.

[Signature Page Follows]

To confirm Executive’s agreement with the terms and conditions of this Agreement, Executive has signed and dated it below.

Brian Moore
Executive’s Printed Name

/s/ Brian Moore
Executive’s Signature

August 14, 2024
Executive’s Signature Date

EXHIBIT A

Post-Employment Release

In exchange for the consideration provided to Brian Moore (“Executive”) under the Transition and Separation Agreement between Superior Energy Services, Inc. (the “Company”) and Executive (the “Separation Agreement”), to which this Post-Employment Release is an Exhibit, and as a precondition to Executive’s receipt of the consideration provided in Section 2(b) of the Separation Agreement, Executive hereby agrees as follows. Capitalized terms not defined in this Post-Employment Release are as defined in the Separation Agreement or, if not therein, the Employment Agreement (as defined in the Separation Agreement).

1. Release of the Company. In exchange for the consideration provided to Executive pursuant to Section 2(b) of the Separation Agreement, which Executive acknowledges is fair and sufficient consideration, Executive, individually and on behalf of Executive’s successors, assigns, attorneys, and all those entitled to assert Executive’s rights, now and forever hereby releases and discharges the Released Parties, from any and all Claims, in law or in equity, which Executive ever had or now has against the Released Parties, including, without limitation, any Claims arising by reason of or in any way connected with any employment relationship which existed between the Company or any of its Affiliates and Executive. It is understood and agreed that this Post-Employment Release is intended to cover all Claims, whether known or unknown, of any nature whatsoever, including those which may be traced either directly or indirectly to the aforesaid employment relationship, or the termination of that relationship, that Executive has, had, or purports to have, from the beginning of time to the date of this Post-Employment Release, and including but not limited to Claims for employment discrimination under federal or state law; Claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., Title VII of the Civil Rights Act, 42 U.S.C. § 2000(e), et seq., the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq.; or the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; Claims for statutory or common law wrongful discharge; Claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; Claims under any contracts, agreements, or understandings Executive may have with any of the Released Parties, written or oral; Claims for attorney’s fees, expenses, and costs; Claims for defamation; Claims for emotional distress; Claims for wages or vacation pay; Claims for benefits or that in any way relate to the design or administration of any employee benefit program, including any Claims arising under the Employee Retirement Income Security Act, 29 U.S.C. § 1001, et seq.; or Claims under any other applicable federal, state, or local laws or legal concepts.

2. Release of Claims Under the Age Discrimination in Employment Act. Without limiting the generality of the foregoing, Executive agrees that by executing this Post-Employment Release, he has released and waived any and all Claims he has or may have as of the date of this Post-Employment Release under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., and all other federal, state, and local laws regarding age discrimination and other forms of discrimination or harassment. Executive acknowledges and agrees that he has been, and hereby is, advised by the Company to consult with an attorney prior to executing this Post-Employment Release; that Executive has carefully read this Post-Employment Release; that Executive fully understands the terms, conditions, and significance of this Post-Employment Release and its final and binding effect; that no other promises or representations were made to Executive other than those set forth in this Post-Employment Release; that Executive is fully competent to manage Executive’s business affairs and understands that Executive may be waiving legal rights by signing this Post-Employment Release; that Executive has executed this Post-Employment Release voluntarily, knowingly, and with an intent to be bound by this Post-Employment Release; and that Executive has full power and authority to release Executive’s Claims as set forth herein and has not assigned any such Claims to any other individual or entity. Executive further acknowledges and agrees that the Company has offered Executive the opportunity, before executing this Post-Employment Release, to consider this Post-Employment Release for a period of twenty-one (21) calendar days; and that the consideration Executive receives for this Post-Employment Release is in addition to amounts to which Executive was already entitled. It is further understood that this Post-Employment Release is not effective until the eighth (8th) calendar day after the execution of this Post-Employment Release and that Executive may revoke this Post-Employment Release within seven (7) calendar days from the date of execution hereof.

3. Release of Unknown Claims. Executive understands and agrees that this Post-Employment Release is a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, Claims, or damages which have arisen or may have arisen from any matters, acts, omissions, or dealings released in this Post-Employment Release. Executive fully understands that if any fact with respect to any matter covered in this Post-Employment Release is found hereinafter to be other than or different from the facts believed by Executive to be true at the time of the execution of this Post-Employment Release, Executive expressly accepts and assumes that this Post-Employment Release shall be and remain effective, notwithstanding such difference in facts.

4. Limited Exceptions to Release. The only exceptions to the release of Claims contained in this Post-Employment Release are with respect to (a) severance payments and benefits as set forth in Section 2(b) of the Separation Agreement; (b) such Claims as may arise after the date this Post-Employment Release is executed; (c) any indemnification obligations to Executive under the Company’s bylaws, certificate of incorporation, Texas law, or otherwise, or any defense and/or indemnification obligations to Executive pursuant to the directors’ and officers’ liability insurance maintained by the Company; (d) Executive’s vested rights under the terms of employee benefit plans sponsored by the Company or its Affiliates; (e) an action to challenge the release of Claims under the Age Discrimination in Employment Act; (f) applicable workers’ compensation benefits for occupational injuries or illnesses; and (g) any Claims which the controlling law clearly states may not be released by private agreement.

5. Covenant Not to Sue. Except as otherwise provided in Section 4 of this Post-Employment Release, Executive agrees and covenants not to file any lawsuit, arbitration, or grievance in any local, state, or federal court or any other court or tribunal for any Claims released by this Post-Employment Release. For the avoidance of doubt, nothing in this Post-Employment Release, any other agreement between Executive and the Company, or any Company policy shall prevent Executive from filing a charge, reporting possible violations or participating in any investigation with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), or other governmental agency or self-regulatory organization, including making any other disclosures that are protected under whistleblower or other provisions of any applicable federal or state law or regulations. Executive is, however, waiving Executive’s right to file a court action or to seek or accept individual remedies or damages (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ or experts’ fees, costs, and/or disbursements) directly from any of the Released Parties in connection with any action filed by Executive or on Executive’s behalf by any such federal, state, or local administrative agency or any other person or entity.

6. Entire Agreement. This Post-Employment Release is part of the Separation Agreement and, once executed, disputes arising under this Post-Employment Release shall be resolved in accordance with the dispute resolution terms provided in Sections 7(f), 7(g), and 9 of the Employment Agreement. Employee acknowledges and agrees that the Separation Agreement and the Surviving Provisions remain in full force and effect and, together with this Post-Employment Release, form the entire agreement between the parties.

7. Acknowledgement and Revocation Period. Executive has carefully read this Post-Employment Release and is signing it voluntarily. In order to be eligible for the consideration provided under Section 2(b) of the Separation Agreement, Executive must sign this Post-Employment Release and return it to the Company’s General Counsel no earlier than Executive’s Termination Date, and no later than 5:30 p.m. Central Standard Time on the twenty-first (21st) day following the later of (a) the date that Executive received this Post-Employment Release or (b) Executive’s Termination Date. Executive acknowledges that Executive has had at least twenty-one (21) days from receipt of this Post-Employment Release to review it prior to signing or that, if Executive is signing this Post-Employment Release prior to the expiration of such twenty-one (21)-day period, Executive is waiving his right to review this Post-Employment Release for such full twenty-one (21)-day period prior to signing it. Executive has the right to revoke this Post-Employment Release within seven (7) days following the date Executive executes it. In order to revoke this Post-Employment Release, Executive must deliver notice of the revocation in writing to the Company’s General Counsel before the expiration of the seven (7) day period. However, if Executive revokes this Post-Employment Release within such seven (7) day period, no separation benefits pursuant to the Separation Agreement or this Post-Employment Release will be payable to Executive. If Executive does not revoke this Post-Employment Release within seven (7) days of signing it, this Post-Employment Release shall become fully binding, effective, and enforceable on the eighth (8th) calendar day after the day Executive executes it. The date upon which this Post-Employment Release becomes binding and enforceable is the “Post-Employment Release Effective Date.”

8. No Revocation After Seven Days. Executive acknowledges and agrees that this Post-Employment Release may not be revoked at any time after the expiration of the seven (7) day revocation period. Executive further acknowledges and agrees that, with the exception of an action to challenge the waiver of Claims under the Age Discrimination in Employment Act, Executive shall not ever attempt to challenge the terms of this Post-Employment Release, attempt to obtain an order declaring this Post-Employment Release to be null and void, or institute litigation against the Company or any other Released Party based upon a Claim that is covered by the terms of the release contained herein, without first repaying all monies paid to him under this Post-Employment

Release. Furthermore, with the exception of an action to challenge Executive’s waiver of Claims under the Age Discrimination in Employment Act, if Executive does not prevail in an action to challenge this Post-Employment Release, to obtain an order declaring this Post-Employment Release to be null and void, or in any action against the Company or any other Released Party based upon a Claim that is covered by the release set forth herein, Executive shall pay to the Company and/or the appropriate Released Party all of their costs and attorneys’ fees incurred in their defense of Executive’s action.

[Signature Page Follows]

To confirm Executive’s agreement with the terms and conditions of this Post-Employment Release, Executive has signed and dated it below.

Executive’s Printed Name

Executive’s Signature

Executive’s Signature Date

A-5